INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                    EXHIBIT 10.4

                  AGREEMENT FOR SERVICES ADMINISTRATION BETWEEN
                      INTERSECTIONS INC. AND DISCOVER BANK

         THIS AGREEMENT is made and entered into as of the 11th day of March 2002 (the "Effective Date"), by and between Intersections Inc. ("Intersections"), a Delaware corporation with its principal place of business located at 14930 Bogle Drive, Chantilly, VA 20151, and Discover Bank, a Delaware corporation, with an office located at 2500 Lake Cook Road, Riverwoods, IL 60015 ("DB").

         WHEREAS, Intersections is in the business of providing consumer credit fraud prevention, detection, monitoring and notification products and certain administrative services related thereto;

         WHEREAS, DB is a credit card issuer;

         WHEREAS, DB desires to offer certain products and services to selected persons who have a credit card issued by DB ("Cardmembers") or other consumers (collectively "Customers");

         WHEREAS, DB wishes to have Intersections provide its consumer credit products and related administrative services to Customers who have enrolled for that product as designated by DB ("Members"); and

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1.     The Product, and Exhibits.

A. Each product and service to be offered by DB to consumers under this Agreement (each, a "Product") will be described in an exhibit to this Agreement executed by DB and Intersections either as of, or subsequent to, the Effective Date.

B. Each exhibit which states that it is made an exhibit to this Agreement, and is executed by the parties (each, an "Exhibit"), is deemed incorporated into this Agreement by reference. Notwithstanding any requirement of execution in the foregoing, the parties agree that (i) they have agreed upon, and incorporated into this Agreement, Exhibits A, B and C attached to this Agreement, (ii) Exhibits A and C apply only to the Product and Services described in Exhibit A, and (iii) Exhibit B applies generally to this Agreement and all Products and Services provided under it.

C. Except as further set forth in an exhibit to this Agreement, DB in its sole discretion will determine the pricing of the Product to Customers. Any change or addition to a Product must be agreed by the parties in writing and in accordance with the applicable provisions of the applicable exhibit to this Agreement. For purposes of marketing and distribution only, each Product will be deemed a Product of DB, except as required by applicable laws or regulations, Intersections' agreements with the applicable credit reporting agencies, or as provided in an applicable exhibit.

2 Services. The services ("Services") to be provided by Intersections in connection with the Products will be set forth in the applicable exhibits to this Agreement. The parties agree that, with respect to the Product described in Section 1 of Exhibit A to this Agreement, the applicable Services are set forth in Sections 2, 4 and 5 of Exhibit A. Any change to the Services must be agreed to in a

                                       I
       further writing agreed by the parties and in accordance with the applicable exhibit Such further writing is deemed incorporated into this Agreement.

3. Compensation. DB agrees to pay compensation to Intersections for the administration and servicing of the Product in the amount and manner described in the applicable exhibit. The parties agree that, with respect to the Product and Services set forth in Exhibit A to this Agreement, the compensation to be paid to Intersections is set forth in
       Section 3 of that Exhibit A.

4.     Term and Termination.

A. Termination. The term of this Agreement commences upon the Effective Date, and may be terminated as follows:

     i. Either party may terminate this Agreement in its sole discretion at any time upon at least six (6) months prior written notice to the other party.

     ii. At any time, either party may terminate this Agreement effective immediately upon notice to the other party, if the other party: (a) becomes subject to any voluntary or involuntary bankruptcy proceeding, or similar state proceeding for the benefit of the party's creditors, if the proceeding is not dismissed within 60 days of filing, (b) discontinues its business, or becomes insolvent or unable to pay its obligations as they become due; or (c) breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of receipt of notice of breach or such longer period of time as agreed to by the parties.

B. Effect of Termination of Agreement. Upon and after termination of this Agreement, the parties' rights and obligations under the Agreement terminate, except as follows or as otherwise set forth in the Exhibits, a further writing between the parties, or as follows:

     i. The parties' respective obligations with respect to DB Confidential Information, NPI, and Intersections Confidential Information (each as defined in Exhibit B to this Agreement) remain in effect. Each party shall destroy or return to the other, and cease all use of, the other's Confidential Information. Further, Intersections, will provide to DB any NPI in Intersections' possession, except for credit bureau or other NPI that Intersections is prohibited from so providing under applicable law or regulation, or Intersections' agreement with an applicable credit reporting agency.

     ii. At DB's request, Intersections will assign the applicable toll-free "800" number(s) and designated post office boxes for the Products to DB and thereafter DB will be responsible for the expense of maintaining such items;

     iii. If the termination of this Agreement is without cause, each party will bear the costs and expenses of terminating the relationship;

     iv. Each party will provide the other party with written notice within five (5) days of any lawsuits, claims or regulatory investigation of any type involving a Product; and

     v. DB will comply with its payment obligations incurred prior to termination or expiration.

C. Product and Services Termination. Except as otherwise set forth in an applicable Exhibit, or further written agreement of the parties, either party in its sole discretion may terminate the rights and obligations of parties with respect to a Product and related Services in their entirety under the applicable Exhibits, upon at least six (6) months prior written notice to the other party.

                                       II

     Such termination applies only to the rights and obligations of the parties with respect to the Products and Services under those Exhibits. In the event of such termination, each party shall comply with Section B above solely as it applies to the terminated Products and Services.

5.   Service Marks and Other Intellectual Property.

A.   Service Marks

     i. Subject to the terms and conditions of this Agreement, during the term of this Agreement: (A) DB grants Intersections a nonexclusive, nontransferable, royalty-free license to use DB's trademarks, service marks, logo, name, or other proprietary designations (collectively, "Service Marks") identified in Exhibit C to this Agreement or a further written authorization by DB ("DB Marks"); and Intersections grants DB a nonexclusive, nontransferable, royalty-free license to use
          (B) Intersections' Service Marks identified in Exhibit C to this Agreement or a further written authorization by Intersections ("Intersections Marks"). The licensee may modify or withdraw authorization for its Service Mark, by reasonable prior written notice, and the licensor will cease use of or modify its use accordingly.

     ii. No right, property, license, permission or interest of any kind in or to the use of any DB Mark owned or used by DB is or is intended to be given or transferred to or acquired by Intersections by the execution, performance or non-performance of this Agreement or any part thereof. No right, property, license, permission or interest of any kind in or to the use of any Intersections Mark owned or used by Intersections is or is intended to be given or transferred to or acquired by DB by the execution, performance or non-performance of this Agreement or any part thereof.

B.   Other Intellectual Property

     i.   For purposes of this Agreement, the following definitions apply:

          a. "Intellectual Property" means any legally protectable patent, copyright or trade secret right.

          b. "Materials" means any advertising, promotional or fulfillment materials, whether in written or digital form, used under this Agreement in connection with the Product, including, but not limited to, fulfillment kits, brochures, newsletters, inserts, telemarketing scripts, customer correspondence and form letters.

     ii. Intersections is and will remain the owner of any and all right, title and interest in Intellectual Property in the Product, and any improvement or derivative work of that Intellectual Property. DB, on its behalf and on behalf of its employees, contractors and agents, assigns to Intersections at the time of creation any Intellectual Property right obtained by DB or its employees, contractors or agents in the Product arising from activities under this Agreement. Upon Intersections' request and at Intersections' reasonable expense, DB will execute and cause its employees, contractors and agents to execute any writings necessary to effect that assignment or for Intersections to prosecute those Intellectual Property rights. The foregoing does not apply to any Intellectual Property developed or obtained by DB prior to or independent of this Agreement.

                                      III

     iii. Subject to the terms and conditions of this Agreement, each party grants the other a nonexclusive, nontransferable, nonsublicensable, royalty free license during the term of this Agreement, in the licensing party's Intellectual Property, as otherwise described in this Agreement, to use, copy, create derivative works of, and distribute that Intellectual Property, solely to the extent necessary and for the sole purpose of performing under and in accordance with this Agreement.

     iv. Each party grants the other a nonexclusive, sublicensable, fully transferable, perpetual license to any copyright that licensing party has, or may during the term of this Agreement acquire, in the Materials. Further, to the extent the parties are or become joint owners of the copyright in Materials, each party waives against the other any right to receive an accounting or withhold consent or permission with respect to that copyright. Notwithstanding anything to the contrary in the foregoing, DB acknowledges and agrees that any portion of the Materials in which a consumer's credit information is displayed or presented is not subject to the license or joint ownership under this Section 5.B.iv, and is and shall remain solely Intersections' Intellectual Property under Section 5.B.ii above.

6. Review of Promotional Materials. All Materials must be approved by both parties, such approval or disapproval not to be unreasonably withheld. Each party will notify the other in writing of its approval of a submitted item within ten (10) business days of receipt. Specific reasons must be given for disapproval. In the event the reviewing party has not notified the submitting party of its approval or disapproval within the ten (10) day period, the submitting party will notify the reviewing party in writing of that fact. Upon receipt of such notice, the reviewing party will have until the end of the next business day to either approve or disapprove the item. If the submitting party resubmits an item for review incorporating changes requested by the reviewing party, the reviewing party will notify the submitting party of its approval or disapproval within ten (10) business days of receipt of the resubmission. Failure to disapprove within a time frame set forth above does not constitute approval.

7. Use of Name. Intersections will not use as a trademark, or for any promotional or endorsement purposes, and will keep its employees, agents and subcontractors, if any, from making such use of the name of DB or its parent, subsidiaries or affiliates or any logo, copyright, servicemark or trademark owned or licensed by DB or its parent, subsidiaries or affiliates that is not authorized by DB by the terms of this Agreement, other than disclosure required by any governmental laws or regulations, without DB's prior written consent. This limitation includes but is not limited to, client lists, press releases, promotional brochures or annual reports.

8. Exclusivity. Intersections agrees that it is providing Services to DB on a non-exclusive basis and as such, DB reserves the right to collaborate with other providers of services similar to those provided by Intersections. DB acknowledges and agrees that Intersections provides products and services that may be the same as or similar to the Products and Services, and nothing under this Agreement limits Intersections' right to provide such products and services.

9. Confidentiality. The parties agree to the terms of the Non-Disclosure and Confidentiality Agreement attached hereto as Exhibit B.

     Further, Intersections agrees that it will reveal Confidential Information of the other party only to those of its employees who are engaged in providing the Product and Services hereunder. At no time will any Confidential Information be left unattended in an unlocked area. All work in progress containing Confidential Information shall be kept in a secured area at Intersections' facility with access limited to those employees designated to work on the Product, except during the time of the initial processing of materials containing Confidential Information in the mail receiving area. Any time an employee working with Confidential Information leaves the work area during the workday, he or she will

                                       IV
place the Confidential Information under lock and key. All work in progress containing Confidential Information shall be placed in a high security locked area each night. All completed work containing Confidential Information shall be stored in a high security locked area.

     Intersections also warrants and represents that it will not compile, organize, access, create lists of or otherwise use such Confidential Information other than as authorized hereunder and that it will not contact any Customer or Member to market, sell or otherwise promote the use or purchase of any other goods or services of Intersections or any third party without prior written consent.

     Each party agrees that it shall comply with the provisions of any privacy laws and regulations requiring confidential treatment of personal information under such laws and regulations, including, without limitation, the Gramm-Leach-Bliley Act, and any other federal and state privacy laws. In addition, each party will maintain appropriate measures to safeguard all Customer and Member information. Such measures will, at a minimum, be designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as issued and interpreted by the Federal Deposit Insurance Corporation (as C.F.R. 308 and 364).

10. Notice. Any notice, request, demand, or other communication required or permitted hereunder will be in writing, by overnight courier, addressed to the party to be notified. All communications will be deemed given when received. The respective addresses for the parties for the purpose of such communications are:

     If to DB:                Discover Bank
                              2500 Lake Cook Road
                              Riverwoods, Illinois 60015
                              Attn: Vice President and Controller

     With a copy to:          Discover Bank at the same address

                              Attn: Senior Vice President Discover Enterprises

     If to Intersections:     Intersections Inc.
                              14930 Bogle Drive
                              Chantilly, VA 20151
                              Attn: Chief Operating Officer
     With a copy to:          General Counsel at the same address

     Either party may change its mailing address by written notice to the other party in accordance with this section.

11. Independent Contractors. Except as specifically provided herein, Intersections will perform all Services hereunder as an independent contractor, and nothing contained herein will be deemed to create any association, partnership, joint venture or relationship of principal and agent or employer and employee between the parties hereto, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. Intersections will be solely responsible for compensating its employees and subcontractors, if any, which perform or provide work or work products hereunder.

12.  Indemnification.

A. DB Indemnification. DB will indemnify and hold harmless Intersections and its officers, directors, affiliates, employees, agents and representatives, against any and all liabilities, judgments, damages, claims, demands, costs, expenses (including reasonable attorneys' fees) or losses ("Claims"), arising in connection with the Product or Services to be provided hereunder, from

                                       V

     DB's negligence, willful misconduct, breach of warranty or failure to perform in accordance with the terms of this Agreement.

B. Intersections Indemnification. Intersections will indemnify and hold harmless DB and its officers, directors, affiliates, employees, agents and representatives, against any and all Claims arising in connection with the Product and Services to be provided hereunder from Company's negligence, willful misconduct, breach of warranty, inaccuracy in the credit data supplied to a consumer as part of the Product, if such inaccuracy was caused solely by Intersections, or failure to perform in accordance with the terms of this Agreement.

C. Notice and Rights under Indemnification. The party seeking indemnification must (i) notify the party from whom indemnification is sought of the Claim;
     (ii) not have engaged in negligent or willful misconduct in connection with the Claim; (iii) provide the party from whom indemnification is sought with all information reasonably accessible to it for such party to defend the Claim; and (iv) cooperate with the party from whom indemnification is sought in regard to its defense or settlement of the Claim. The party seeking such indemnification shall have the right, at its own expense, to participate in the defense of the Claim for which it is indemnified and which has been assumed by this obligation or indemnity hereunder; however, it shall have no right to control the defense, consent to judgment, or agree to settle any such Claim without the prior written consent of the party from whom such indemnification is sought.

13. Fraud Prevention. Intersections agrees to take all actions necessary to prevent fraud in connection with the Product and Services provided hereunder including, but not limited to, misuse of enrollment, authorization or credit bureau information, or Customer or Member information, by its employees or agents. Intersections agrees to be held strictly liable for any fraud committed or facilitated by its employees or agents. Intersections will promptly inform the other of any evidence of fraud by Customer or Members it may become aware of and cooperate with DB in resolving such matters.

14.  Representations and Warranties.

A. Agreement. Each party represents and warrants that it is free as of the effective date of this Agreement of any contractual obligation or legal disability that would prevent it from entering into and performing under the terms of this Agreement.

B. Intersections Representations and Warranties. Intersections represents and warrants as follows:

     i. The Product and Services as provided by Intersections will comply with all statutory requirements and applicable rules, regulations and guidelines issued by any federal or state agency having jurisdiction over the Product or Services.

     ii. The Product and Services as provided by Intersections, the Intersections Marks as licensed by Intersections under this Agreement, and any other invention, work of authorship or information provided by Intersections, will not infringe or violate any third party right in the United States in Intellectual Property or any trademark, service mark, trade name or trade dress.

     iii. Intersections shall perform the Services and provide the Product hereunder in a professional manner with that standard of care, skill accuracy and diligence which is customary in the performance of services and the provision of products similar to those provided in this Agreement.

                                       VI

     iv. Intersections shall be responsible for legal compliance for matters relevant to the Services and Products so that the Services and Products, as provided by Intersections, are in compliance with all federal, state and local laws, rules and regulations, including, but not limited to (i) the review of all Marketing and Fulfillment Materials (as those materials are defined in the Exhibits) and any other communications with Customers or Members; and (ii) the manner in which the enrollment authorization is obtained and maintained. Notwithstanding anything to the contrary in this Agreement, Intersections may make any change to the Products or Services necessary to comply with an applicable law, rule or regulation. If Intersections makes any change to the Services as required by any credit bureau, law or regulation, and the change has a material effect on the Services as delivered by Intersections, then Intersections will provide DB prior notice of such change as soon as is reasonably possible, and, if the change must be communicated to Members, Intersections agrees that it will communicate such changes to Members at Intersections' sole expense. Further, Intersections is not responsible for any act or omission by DB or any third party not acting as the agent of Intersections, provided Intersections did not direct DB or the third party to engage in such act of omission.

C.   DB Representations and Warranties. DB represents and warrants as follows:

     i. No action taken by DB with respect to the Product or Service will violate any statutory requirements or applicable rules, regulations or guidelines issued by any federal or state agency having jurisdiction over the Product or Services.

     ii. The DB Marks as licensed by DB under this Agreement, and any other invention, work of authorship or information provided or licensed by DB, will not infringe or violate any third party right in the United States in Intellectual Property or any trademark, service mark, trade name or trade dress.

     iii. DB shall market the Product and perform under this Agreement in a professional manner with that standard of care, skill accuracy and diligence which is customary in the marketing of products similar to those provided under this Agreement.

D. Exclusions. Neither party is liable for breach of any representation or warranty arising from the other party's breach of its representation or warranty or other obligation under this Agreement, or combination of any invention, work of authorship, information or Service Mark with any invention, work of authorship, information or Service Mark not provided by that party. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 14, NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, ARE MADE BY EITHER PARTY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, NONINFRINGEMENT OR NONINTERFERENCE.

E. Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, INTERRUPTION OF BUSINESS, LOSS OF DATA OR LOSS OF PROFITS, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, EVEN IF THE LIABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR LIABILITY ARISING OUT OF UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY.

                                      VII

15. Accounting and Audit. Each party will keep accurate and complete books and records relating to the services provided for the Products sold under this Agreement. Subject to the confidentiality requirements set forth above, each party (or such auditors as either party may select) shall have the right to examine the books and records of the other party as they specifically relate to the business transacted under this Agreement. Either party may conduct an audit during the term of this Agreement and for a period of seven (7) years following its termination, upon reasonable prior written notice to the other party; provided that no party shall be subject to such an audit more than once during a twelve (12) month period. Each such audit shall be conducted in the presence of a duly authorized representative of the party being audited at a time mutually agreeable to both parties. No documents, machine-readable data or other information in any format shall be copied or reproduced by the auditing party (or its selected auditors) without (i) first being reviewed by the audited party's authorized representatives), and (ii) obtaining the audited party's written consent for any such copying or reproduction. The party conducting the audit shall bear all out-of-pocket costs and expenses relating or attributable to each such audit. The results of any audit requested by either party shall be made available to the audited party free of charge within ten (10) days after such results are made known to the auditing party.

16. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity will not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof will be severable.

17. Waiver. No delay or omission by DB or Intersections in exercising any right, remedy or power hereunder will operate as a waiver of such right, remedy or power or of any other right, remedy or power. No waiver of any right, remedy or power on one occasion by DB will be construed as a waiver of, or a bar to, the exercise of such right, remedy or power on any other occasion. All such rights, remedies and powers of DB, not only hereunder but also under any other agreement of DB with Intersections, are cumulative, and not alternative or exclusive, and may be exercised by DB at such time or times and in such order of preference as DB may deem advisable.

18. Insurance. Intersections will maintain adequate insurance from a qualified and licensed insurer in good financial standing throughout the term of this Agreement, as specified in the Exhibits. Intersections will name DB as an additional insured with respect to Personal Injury Liability, Commercial General Liability and Umbrella Liability policies. The insurance shall be primary over any other insurance covering DB and shall remain in effect continuously for the term of this Agreement and for such longer period as is necessary to support Intersections' indemnity obligations under this Agreement. Also upon written request, Intersections shall promptly provide certificate(s) from its insurers indicating the amount of insurance coverage, the nature of such coverage and the expiration date of each applicable policy. The certificate(s) will state that companies affording coverage will provide DB with at least thirty (30) days' written notice of any cancellation or non-renewal of any coverage. The certificate will be in a form, which DB can verify provides continuing insurance coverage through the term of this Agreement. The insurance shall be primary over any other insurance covering Intersections and shall remain in effect continuously for the term of this Agreement and for such longer period.

     Intersections further agrees that it shall require any subcontractors it engages hereunder to maintain the insurance coverages described in the Exhibits, subject to the requirements listed above.

19. Force Majeure. If for any reason, such as strikes, boycotts, war, acts of God, labor troubles, riots, delays of commercial carriers, restraints of public authority, or for any other reason, similar or dissimilar, beyond its control, either party is unable to perform its respective obligations in connection with this Agreement, such non-performance will not be considered a breach of this Agreement. Upon the occurrence of such event, the party so affected, upon giving prompt written notice to the other

                                      VIII
party, shall be excused from such performance to the extent of such prevention, interference or restriction, provided that the party so affected shall take all reasonable steps to avoid or remove such causes of nonperformance and shall continue performance hereunder with dispatch whenever such causes are removed.

20. Improper Payments. Both parties agree that, in connection with the performance of its obligations under this Agreement, it will not make any payments to, or confer or offer to confer any benefits upon, any employee, agent or fiduciary of DB or of any third party, including, without limitation, any government, agency or instrumentality thereof, with the intent to influence the conduct of such employee, agency or fiduciary in relation to the business or affairs of DB or of another party in connection with this Agreement.

21. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

22. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, except that DB may assign the Agreement to its parent, any subsidiary or affiliate of DB, or any successor in interest of DB, without the consent of Intersections. Prior to retaining subcontractors to provide fulfillment, enrollment, authorization or records collection or maintenance for the Product or Services, Intersections will obtain the DB's prior written consent authorizing the use of any such subcontractors. Each party will remain fully liable for its performance under this Agreement and actions of its subcontractors.

23.  Change in Ownership.

A. DB shall have the right to terminate this Agreement with sixty (60) days written notice to Intersections in the event of a Change in Control of Intersections. A "Change in Control" of Intersections means:

     i. A change in control of Intersections means the consummation of any transaction after which Loeb Holding Corporation or controlled affiliates thereof do not own or have control, either directly or through one or more controlled subsidiaries, of voting 51% of the combined voting power of outstanding voting securities.

     ii. The consummation of the sale, transfer or other disposition of all or substantially all of the assets of Intersections, unless such sale, transfer or other disposition is to the parent or a subsidiary of Intersections and all of Intersections' rights and obligations under this Agreement are assigned to that party in accordance with this Agreement.

24. Entire Agreement: Amendment. This Agreement constitutes the entire agreement between the parties with respect to its subject matter. Any prior or contemporaneous agreements, representations, statements, negotiations or undertakings dealing with these Product and Services or the subject matter of this Agreement are superseded hereby. This Agreement may be amended or modified only by a writing signed by both parties to this Agreement.

25. Headings. The paragraph headings used in this Agreement are for the convenience of the parties only and will not define or limit the substance of any paragraph. Reference herein, unless otherwise specified, to a paragraph, subparagraph, clause or subclause is a reference to such paragraph, subparagraph, clause or subclause of this Agreement.

26. Survival. Paragraphs 4.B, 5.A.ii, 5.B (excluding Paragraph 5.B.iii.), 7, 9, 12, 14.E., and 21 will survive the termination or expiration of this Agreement. The explicit survival provisions contained in

                                       IX
the Agreement and its exhibits and Addends, if any are not exclusive; the provisions of this Agreement and its exhibits and Addenda that by their sense and context are meant to survive expiration or termination of the Agreement shall so survive.

     IN WITNESS WHEREOF, the parties, by their undersigned representatives, hereby execute this Agreement.

INTERSECTIONS, INC.                            DISCOVER BANK.

By: ____________________________________       By: _____________________________
Printed name: Michael R. Stanfield             Printed name: Margaret J. Bellock
Title:      Chairman & CEO                     Title:     Loan Officer
Date: __________________________________       Date: ___________________________

                                       X

                                    EXHIBIT A

                                 PROFILE PROTECT

1. PRODUCT DESCRIPTION.

PROFILEPROTECT PRODUCT DESCRIPTION

The parties agree that DB may, from time to time in its sole discretion, solicit and if the Customer accepts, enroll the Customer in the Product, via inbound telemarketing or other marketing channels. On a quarterly basis, DB will provide Intersections a marketing plan, which will include monthly sales projections ("Projections") for the quarter. The quarterly marketing plan, including but not limited to the Projections are provided only as estimates to Intersections and are not binding upon DB.

All ProfileProtect benefits are subject to any limitations and restrictions imposed by local, state and federal laws, rules and regulations. Intersections shall provide the following benefits (or equivalents with DB prior written approval) to Members.

The ProfileProtect benefits shall consist of the following or as otherwise described in the Marketing Materials and Fulfillment Materials as may be agreed to by the parties from time to time:

Notify Express.
     - Notifies a Member of changes in subscriber's file at one of the major credit bureaus, (the "Credit Bureaus") every business day by e-mail, pager or by U.S. mail.
     -    1-Bureau Personal Credit Profile.
     - This report will include the individual Member's personal credit bureau information as reported by one of the Credit Bureaus.
     - Intersections reserves the right in its sole discretion to select from which Credit Bureau the individual credit report is pulled. The report will be printed in an-easy-to-read format that to facilitate the Member's understanding of his or her personal credit information.
     - The report will include a summary page that provides an overview of the types of accounts, total accounts, account balances, public records and a variety of other categories of information.
     - The report will include a legend that aids in interpreting data elements of the profile.
     - Daily (business day) monitoring at one of the Credit Bureaus with Notification of:
          -    New accounts opened in a Member's name.
          -    Inquiries (excludes promotional/pre-approval inquiries).
          -    Address changes reported in a Member's name.

Comprehensive Quarterly Credit Update.
     - A Member's personal credit bureau information will be reviewed every 90 days and a detailed summary that includes the following will be provided:
          -    New accounts opened in a Member's name.
          -    Inquiries (excludes promotional/pre-approval inquiries).
          -    Address changes reported in a Member's name.
          -    Identification information changes.

Credit Education.
     - Toll-free Customer Service available to provide Members one-on-one assistance as needed - provided by trained credit education specialists.
     - Customer Service Center hours of operation are, at a minimum, 8:00 A.M. to 11:00 P.M. Monday - Friday, Saturday 9:00 A.M. to 6 P.M Eastern Time.
     - Access to ProfileProtect benefits via www.ProfileProtect.com Web site containing helpful information regarding credit card fraud and identity theft.

Free upgrade to a 3-Bureaus-in-1 Profile and Monitoring.
To thank a Member for enrolling in the Program, Intersections will upgrade (at a Member's written request) the ProfileProtect membership so that the Member receives quarterly updates from all three credit bureaus at no additional cost.

Previously offered product configurations shall remain in effect and a Member may be offered the opportunity to change product configurations using strategies that have been mutually agreed upon by Intersections and DB.

PREVIOUS PRODUCT CONFIGURATIONS INCLUDE THE FEATURES OUTLINED ABOVE AND THE
FOLLOWING:

Identity Fraud Expense Coverage.
Identity fraud reimbursement program will be provided in accordance with the terms and conditions of the program description from Intersections, Inc. A Member will automatically receive protection with Identity Fraud Expense Coverage. This coverage reimburses a Member who is a victim of identity fraud for certain types of expenses as listed below:
     - Lost wages as a result of time taken off from work to deal with the fraud (up to $500 per week for a maximum of four weeks)
     - Notary and certified mailing costs for completing and delivering legal documents
     - Loan application fees for re-applying for loans that were declined due to erroneous credit information that had resulted from the fraud
     - Phone charges for calling merchants, financial institutions, and law enforcement agencies to discuss an actual fraud.


2.   SERVICES.

A.   DB Rights and Responsibilities.

     i. Marketing Materials. DB will be responsible for the development of solicitation materials including scripts and certain direct mail materials including, without limitation, concept development, copy and artwork development, typesetting, print and package production, shipping, storage and postage ("Marketing Materials"). DB must obtain Intersections' prior written approval of Marketing Materials that DB produces pertaining to Services which will not be unreasonably withheld. Intersections will review the Marketing Materials as provided in Paragraph 6 of the Agreement. In reviewing copy for Marketing Materials, Intersections will ensure that the description of the Product and Services is accurate and materially complete as approved by Intersections. The use, format and content of any and all marketing materials will be subject to the parties' approval as described in the Agreement.

     ii. Delay or Cancellation. Notwithstanding any other provision in this Agreement, DB will have the right to delay or cancel any solicitation campaign or portion of a solicitation campaign for any reason.

     iii. Enrollment and Authorization Process.
          a. Enrollment Process. As provided herein, DB will be responsible for enrollment of Customers ("Enrollments") through marketing channels managed by DB in the Product. On a business-day basis, or at such other intervals as DB reasonably deems appropriate, DB or a third party vendor engaged by DB will send Intersections a file of Enrollments in the file format agreed upon by the parties.
          b.   Authorization. **

          ----------
          ** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

          c. Expenses. DB will be responsible for the costs incurred with respect to the Product as outlined above, and in fulfilling its responsibilities outlined above and as elsewhere designated in this Exhibit A.

B.   Intersections' Rights and Responsibilities.

     i. Enrollment Process and Fulfillment Materials. Intersections will be responsible to develop certain fulfillment and additional Product materials (collectively "Fulfillment Materials") including, without limitation, concept development, copy and artwork development, typesetting, print and package production, shipping, storage and postage. Intersections will seek DB's prior written approval, which will not be unreasonably withheld, of all Fulfillment Materials produced pertaining to the Services and the Product, as well as the production and printing schedule for such materials. Intersections will ensure that Fulfillment Materials properly display and use the Product name(s) correctly. DB will review the Fulfillment Materials as provided in Paragraph 6 of the Agreement. Notwithstanding the foregoing, DB may, in its sole discretion, develop Fulfillment Materials as described above. DB developed Fulfillment Materials will be approved by the parties as provided in Paragraph 6.

     ii.  Authorizations. **

          ----------
          **. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.
                                                                              iv

     iii. Credit Education Specialists. Intersections will be responsible for providing Credit Education Specialists ("Specialists") to respond to Members inquiries regarding the Product. Intersections will have Specialists available during the timeframes agreed to by the parties. Intersections agrees that it will provide on-going training to the Specialists to insure that the Specialists are in compliance with applicable law regard the type and manner of information the Specialists provide to Members.

     iv. Credit File Information. Intersections will use its best efforts to provide accurate credit file and monitoring information to Members and that such information is provided to the correct Members.

     v. Retention. For Enrollments in the Product that occur between March 1 and October 31, 2002, Intersections shall handle all efforts to retain Members who desire to terminate their membership in the Product. DB shall handle all efforts to retain Members who desire to terminate their membership in the Product for Enrollments that occur on or after November 1, 2002.

     vi. Website. Intersections will continue to operate and maintain the www.profileprotect.com website. All website content will be subject to the review of the parties as provided in Paragraph 6 of the Agreement. Intersections will update the website to the extent Intersections updates the websites hosted for Intersections' marketing partners generally. Any other change to the website is subject to the further written agreement of the parties.

     vii.  [intentionally omitted]

     viii. Membership Fees: Billing and Collection. **

           ----------
           **. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     ix. Cancellation Procedures. For Enrollments in the Product that occur between March 1 and October 31, 2002, if the Member contacts DB stating that the Member no longer wants the Program, DB in its discretion may direct the Member to contact Intersections or transfer the Member to the designated toll-free number. At DB's sole discretion, certain Member requests may be initiated by DB. Cancellation requests for Enrollments that occur on or after November 1, 2002, will be handled by DB.

     x. Membership Fees: Credits. For Enrollments in the Product that occur between March 1 and October 31, 2002, Intersections, if requested to do so by DB, will use its best efforts to process each customer request for credit within twenty-four (24) hours but in no event longer than ten (10) business days after receipt of such request from customer or DB. DB will handle requests for credits for Enrollments that occur on or after November 1, 2002.

     xi. Changes of Services. Intersections may not change Services without DB's prior written approval; provided that Intersections may make reasonable changes required as a result of changes imposed or required by any credit bureau, law or regulation, or changes that do not have a material effect on the Services as delivered to DB. If Intersections makes any change to the Services as required by any credit bureau, law or regulation, and the change has a material effect on the Services as delivered by Intersections, then Intersections will provide DB prior notice of such change as soon as is reasonably possible, and, if the change must be communicated to Members, Intersections agrees that it will communicate such changes to Members at Intersections' sole expense.

          xii.  Member List. **

                ----------
                **. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

          xiii. Customer Service Representative Liaison. Intersections will designate a Client Service Representative to act as a liaison between Intersections and DB on Service Standards issues. This liaison will participate in weekly meetings to discuss these issues

          xiv.  Telephony and Postal Requirements.
                a. Phone System. For Enrollments in the Product that occur between March 1 and October 31, 2002 Intersections shall establish and maintain, at its own expense, a customer service 800 number (1-800-461-8836), which shall be the property of DB, and dedicated solely to the Services provided to Customers and Members.

                b. For enrollments in the Product that occur after November 1,2002 DB shall establish and maintain, at its own expense a customer service number as designated by DB from time to time, which shall be the property of DB, and dedicated to the Services provided to Customers and Members.

                c. Postal Box. Intersections shall establish and maintain, at its own expense, a lockable postal box, which shall be the property of DB, and dedicated solely to Customers and Members.

          xv. Expenses. Intersections will be responsible for the costs incurred with respect to the Product and Services as outlined above, and in fulfilling its responsibilities outlined above and as elsewhere designated in this Exhibit A.


3.   INTERSECTIONS' COMPENSATION.

A. Service Fees. For Intersections' performance of the Services and its obligations under this Agreement, DB will pay Intersections the Service Fees as provided below. Except as provided in this Agreement, DB will have no other obligation to pay or compensate Intersections for any aspect of the Services or for any related costs or expenses that Intersections incurs under this Agreement unless otherwise agreed in writing.

B. Invoicing and Payment. Commencing at the end of the first month of Service delivery, on a monthly basis, Intersections shall send DB an invoice in accordance with this Exhibit covering the Service Fee based on services delivered to Members in the preceding month. All invoices submitted by Intersections shall be accompanied by supporting documentation as requested by DB. DB will pay such fees within 30 days of receipt of Intersections' invoice, unless any invoice or portion thereof is subject to dispute or Intersections' production of requested supporting documentation.

C. Compensation. Intersections shall send DB a monthly reconciliation/invoice for previous activity based on the following Service Fee schedule:

     i. During the first month of Enrollment, DB shall pay Intersections a fee of $** for the Fulfillment Materials plus the monthly fee referenced in section C, ii of this Exhibit for all Services rendered as described in this Exhibit for all new Enrollments acquired during the month that do not cancel by the end of that month and are active by the last business day of the month.

          ----------
          **. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     ii. After the first month of enrollment, DB shall pay Intersections a monthly fee for all members that are active on the first day of the month based on the following schedules:

FOR ENROLLMENTS THAT OCCUR BETWEEN MARCH 1 AND OCTOBER 31, 2002

----------------------------------------------------------------------------------------------------------------------------
                      Mar.'02 - Nov.'03    Dec.'03 - Nov.'04    Dec.'04 - Nov.'05    Dec.'05 - Nov.'06    Dec. '06 - Nov. 07
----------------------------------------------------------------------------------------------------------------------------
 Intersections              $**                  $**                  $**                  $**                   $**
handles billing
 and retention
----------------------------------------------------------------------------------------------------------------------------

----------
**. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

FOR ENROLLMENTS THAT OCCUR ON OR AFTER NOVEMBER 1, 2002

----------------------------------------------------------------------------------------------------------------------------
                      Nov.'02 - Nov.'03    Dec.'03 - Nov.'04    Dec.'04 - Nov.'05    Dec.'05 - Nov.'06    Dec. '06 - Nov. 07
----------------------------------------------------------------------------------------------------------------------------
 DB handles                 $**                  $**                  $**                  $**                   $**
billing and
 retention
----------------------------------------------------------------------------------------------------------------------------

----------
**. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     iii. If a Member requests additional credit profiles, Intersections will provide the profiles at a cost of $** for a 1-Bureau report and $** for a 3-Bureau report, subject to DB's mark-up. This pricing will be effective once operationally available by both parties.

     iv. Intersections shall send monthly revenue net of the monthly credits, by wire transfer on the seventh business day of the month. Actual Revenue, net of credits will be communicated to DB weekly.

**. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

4.   SERVICE STANDARDS.

A. Service Standards. Intersections' shall comply with the following Customer Service Standards ("Standards"):

FUNCTION                                STANDARD
Inbound Call Handling                   **
Average Speed of Answer                 **
Abandonment Rate
Rejection Rate                          **
Member Enrollments                      **
                                        **
Membership Fulfillment                  **
                                        **
Written Correspondence                  **
Dispute Resolution                      **
External Customer Service Surveys       **
Customer Listening                      **

----------
**. This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

B. Penalty Pricing. If Intersections fails to comply with any of the Service Standards for 4 consecutive weeks it will pay DB a penalty payment of $ ** and $ ** for each week thereafter during which Intersections fails to comply with any of the Service Standards. Such penalty payment will be in addition to any remedy available under the Agreement or in law or equity. The amount of any penalty payment may be offset any amounts due and owing Intersections by DB. DB may waive any penalty payment in

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     its discretion. Waiver of any penalty payment or Service Standard will not be construed as a waiver of or bar to DB's right to impose penalties or enforce the Service Standard in the future.

     Notwithstanding the foregoing, If Product Enrollments exceed the Projections provided by DB to Intersections by more than the greater of ** or ** % of the Projections for any month; Intersections will not be responsible for meeting the Service Standards for any such month or the succeeding month.

     Intersections will not be subject to the above penalties for violations of the Membership Fulfillment Standard, if those violations are due to DB data integrity issues.

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

5.   REPORTS.

The following reports will be provided by Intersections:

**

----------
**. This information is confidential and has been omitted and filed separately separately with the Securities and Exchange Commission.


6. INSURANCE REQUIREMENTS. Intersections shall maintain the following coverages.

A. Errors & Omissions. Limit of Liability: $2,000,000 per occurrence and $2,000,000 aggregate. Coverage is defined, but not limited to, the following:
     i. Communications Liability. Damages incurred on account of injury sustained by any person or organization arising out of:
          a.   defamation including libel or-slander;

          b.   disparagement or harm to character;
          c.   product disparagement;
          d.   invasion or infringement of the right to privacy;
          e.   plagiarism or misappropriation of information;

     ii. Personal Injury Liability. Damages incurred on account of injury sustained by any person or organization arising out of:
          a.   defamation including libel or slander;
          b.   disparagement or harm to character;
          c.   product disparagement;
          d.   invasion or infringement of the right to privacy;
          e.   false arrest or malicious prosecution.

B. Intersections. Employee Dishonesty. Limit of Insurance: $2,000,000 per occurrence and $2,000,000 aggregate. Coverage is defined as, but not limited to dishonest acts committed by an employee, whether identified or not, acting alone or in collusion with other persons, with the intent to cause Intersections to sustain loss and obtain financial benefit.

C. Commercial General Liability. Limit of Liability: $1,000,000 per occurrence, and $2,000,000 aggregate.

D.   Workers' Compensation. Limit of Liability: Statutory.

E. Employers Liability. Limit of Liability: $500,000 per occurrence and aggregate.

F. Excess Umbrella Liability. Each of the preceding policies listed as underlying policies, with a limit of liability of $4 million per occurrence and $4 million aggregate.

     IN WITNESS WHEREOF, the parties, by their undersigned representatives, hereby execute this Exhibit A.


INTERSECTIONS INC.                             DISCOVER BANK


By: /s/ Michael Stanfield                      By: /s/ Margaret J. Bellock
    ---------------------------                    -----------------------------
Printed Name: Michael Stanfield                Printed Name: Margaret J. Bellock
              -----------------                              -------------------
Title: CEO                                     Title: Loan Officer
       ------------------------                       --------------------------
Date: August 8, 2003                           Date: August 5, 2003
      -------------------------                      ---------------------------

                                      BANK

                                    EXHIBIT B
               MUTUAL NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

         In order to protect the Confidential Information (as defined below) of Intersections, Inc., ("Intersections") with an office at 14930 Bogle Drive, Chantilly, Virginia 20151, and Discover Bank Services, Inc. ("DB"), with an office at 2500 Lake Cook Road, Riverwoods, IL 60015, which may be disclosed or obtained during a business relationship between DB and Intersections (the "Business Purpose"), the parties are entering into this Mutual Non-Disclosure and Confidentiality Agreement (the "Confidentiality Agreement").

1. (a) "DB Confidential Information" shall include all information of DB and/or any of its affiliates to which Intersections has had or will have access, whether in oral, written, graphic or machine-readable form, including without limitation, specifications, operations or systems manuals, decision processes, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, proprietary ideas, concepts, know-how, methodologies and all other information related to DB's business and/or the business of any of its affiliates. DB Confidential Information shall also include all information of a third party to which DB and/or any of its affiliates have access and to which Intersections has had or will have access, and all notes, analyses and studies prepared by Intersections or any of its Representatives (as defined in Paragraph 4 below) incorporating any of the information described in this Paragraph 1. Each of Intersections' affiliates shall be permitted to have access to the DB Confidential Information (and, upon such access, the relevant affiliate shall be deemed to be a "Receiving Party" for purposes of Paragraph 3 below) and all of Intersections' rights and obligations under this Confidentiality Agreement shall apply equally to all of Intersections' affiliates, provided that Intersections shall be responsible for any breach of this Confidentiality Agreement by any of such affiliates.

         (b) DB Confidential Information includes "NPI". "NPI" has the meaning ascribed to "Nonpublic Personal Information" in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (collectively, "Applicable Law") as it relates to DB's or its affiliates' consumers. Intersections shall, and shall cause its Representatives to, keep NPI confidential and may use and disclose NPI only as necessary to carry out those specific aspects of the Business Purpose for which the NPI was disclosed to Intersections and in accordance with this Confidentiality Agreement and Applicable Law.

2. "Intersections Confidential Information" shall include all information of Intersections and/or any of its affiliates to which DB has had or will have access, whether in oral, written, graphic or machine-readable form, including without limitation, specifications, operations or systems manuals, decision processes, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, proprietary ideas, concepts, know-how, methodologies and all other information related to Intersections' business and/or the business of any of affiliates. Intersections Confidential Information shall also include all information of a third party to which Intersections and/or any of its affiliates have access and to which Intersections has had or will have access, and all notes, analyses and studies prepared by Intersections or any of its Representatives (as defined in Paragraph 4 below) incorporating any of the information described in this Paragraph 2. Each of DB's affiliates shall be permitted to have access to the Intersections Confidential Information (and, upon such access, the relevant affiliate shall be deemed to be a "Receiving Party" for purposes of Paragraph 3 below) and all of DB's rights and obligations under this Confidentiality Agreement shall apply equally to all of DB's affiliates, provided that DB shall be responsible for any breach of this Confidentiality Agreement by any of such affiliates. DB Confidential Information and Intersections Confidential Information are referred to collectively as the "Confidential Information".


                 2500 Lake Cook Road Riverwoods, Illinois 60015
                                   Member FDIC

3. Confidential information shall not include information that: (a) is in the public domain at the time of its use or disclosure through no fault of the party receiving Confidential Information (the "Receiving Party") or its Representatives; (b) was lawfully in the possession of or demonstrably known by the Receiving Party prior to its receipt from the party disclosing Confidential Information (the "Disclosing Party"); (c) is independently developed by the Receiving Party without use of or reference to the Disclosing Party's Confidential Information; or (d) becomes known by the Receiving Party from a third party and, to the Receiving Party's knowledge, is not subject to an obligation of confidentiality to the Disclosing Party.

4. The Receiving Party will maintain the confidentiality of the Disclosing Party's Confidential Information using procedures no less rigorous than those used to protect and preserve the confidentiality of its own similar proprietary information, provided that the Receiving Party shall not use less than a reasonable degree of care to protect and preserve the Disclosing Party's Confidential Information, and shall exercise no less than a reasonable degree of care to not, without the Disclosing Party's prior written permission: (a) transfer or disclose any of the Disclosing Party's Confidential Information to any third party; (b) use any of the Disclosing Party's Confidential Information for any purpose other than in connection with the Business Purpose; or (c) take any other action with respect to the Disclosing Party's Confidential Information inconsistent with the confidential and proprietary nature of such information. Notwithstanding clause (a) of this paragraph, the Receiving Party may disclose the Disclosing Party's Confidential Information to the officers, directors, employees, consultants, attorneys, accountants, agents or other representatives (each, a "Representative") of the Receiving Party who have a need to know such Confidential Information solely in connection with the Business Purpose, provided that the Receiving Party shall: (i) cause such Representatives to comply with this Confidentiality Agreement; and (ii) assume full responsibility for any breach of this Confidentiality Agreement caused by any such Representatives. Each party shall promptly notify the other (i) of any disclosure or use of any Confidential Information of the or any of its Representatives in breach of this Confidentiality Agreement and (ii) of any disclosure of any Confidential Information of the other to the party or its Representatives where the purpose of such disclosure is not known to the party. Each party reserves the right to review the other's policies and procedures used to maintain the confidentiality of Confidential Information. Each party shall, at the other's direction in its sole discretion, promptly return or destroy any or all-Confidential Information of the other.

5. If the Receiving Party is requested or required to disclose any of the Disclosing Party's Confidential Information pursuant to a subpoena, court order, statute, law, rule, regulation or other similar requirement (a "Legal Requirement"), the Receiving Party shall, to the extent permitted by law, provide prompt notice of such Legal Requirement to the Disclosing Party so the Disclosing Party may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Confidentiality Agreement. If the Disclosing Party is not successful in obtaining a protective order or other appropriate remedy and the Receiving Party is, in the opinion of its counsel, compelled to disclose such Confidential Information under pain of liability for contempt of court or other censure or liability, or if the Disclosing Party waives compliance with the provisions of this Confidentiality Agreement in writing, the Receiving Party may disclose, without liability hereunder, such Confidential Information in accordance with, but solely to the extent necessary, in the opinion of its counsel, to comply with, the Legal Requirement.

6. On the Disclosing Party's request, the Receiving Party shall, in its discretion, return to the Disclosing Party, or destroy, the Disclosing Party's Confidential Information, including any and all copies whether in written or electronic format, and certify in writing to the Disclosing Party that the request has been completely fulfilled.

7. Each party acknowledges that the other and its affiliates may from time to time evaluate investments in, offer financial services to, purchase and sell securities and loans issued by, and enter into other transactions with, companies that may be competitors, suppliers or customers of the party. No such activities will be affected by the agreement hereunder.

8. Each party acknowledges that a breach of its obligations under this Confidentiality Agreement may, as determined by a court of competent jurisdiction, result in irreparable and continuing damage to the other party for which monetary damages will not be sufficient, and agrees that the other party will be entitled to seek, in addition to its other rights and remedies hereunder or at law, injunctive and/or other equitable relief, and such further relief as may be proper from a court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Confidentiality Agreement on the 5th day of August, 2003.


INTERSECTIONS INC.                     DISCOVER BANK

By: /s/ MICHAEL STANFIELD              By: /s/ MARGARET J. BELLOCK
   ---------------------------------      --------------------------------------

Printed name: Michael Stanfield        Printed name: Margaret J. Bellock
             -----------------------                ----------------------------
Title:  CEO                            Title:  Loan Officer
      ------------------------------         -----------------------------------

                                    EXHIBIT C

                    SERVICE MARKS FOR PRODUCT UNDER EXHIBIT A

Intersections Service Marks

Notify Express(SM)




DB Service Marks

ProfileProtect(R)
Discover(R)

IN WITNESS WHEREOF, the parties have executed this Exhibit C on the 5th day of August, 2003.

INTERSECTIONS INC.                     DISCOVER BANK

By: /s/ MICHAEL STANFIELD              By: /s/ MARGARET J. BELLOCK
   ---------------------------------      --------------------------------------

Printed name: Michael Stanfield        Printed name: Margaret J. Bellock
             -----------------------                ----------------------------
Title:  CEO                            Title:  Loan Officer
      ------------------------------         -----------------------------------


                                                                               i